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Exhibit 10.44

SURMODICS-MODIFIED PRODUCT AGREEMENT

        The parties to this Agreement are:

SurModics, Inc. 9924 West 74th Street Eden Prairie, Minnesota 55344 (hereinafter "SURMODICS")	Microvena Corporation 1861 Buerkle Road White Bear Lake, MN 55110-5246 (hereinafter "MICROVENA")

        WHEREAS, SURMODICS has developed proprietary processes and products involving the use of chemical compositions that incorporate latent reactive chemical groups for bonding molecules, synthetic polymers and other chemical species onto surfaces, into matrices, and to other molecules ("SURMODICS' Technology"); and

        WHEREAS, SURMODICS and MICROVENA are parties to a Master License Agreement dated December 29, 1998, such Master License Agreement containing an Attachment B2 dated May 28, 1999, that describes a Medical Product (herein limited to the Delivery-Component of the Debris Collection System as defined in that Attachment), to be modified through the use of SURMODICS' Technology, such resulting products being Licensed Products; and

        WHEREAS MICROVENA now desires to supply SURMODICS with quantities of the Delivery-Component of the Medical Product for modification by SURMODICS at SURMODICS' facilities to produce what is hereinafter referred to as "SurModics-Modified Medical Product," and SURMODICS is willing to modify such Medical Product, but only in accordance with the following provisions;

        NOW THEREFORE, for good and valuable consideration of which receipt is acknowledged, the parties agree as follows:

        1.     During the term of this Agreement, MICROVENA will supply SURMODICS with quantities of Medical Product that it wishes to have modified by SURMODICS to produce SurModics-Modified Medical Product. The quantities to be delivered, the period over which such quantities are to be delivered, and the price to be charged to MICROVENA for such quantities of SurModics-Modified Medical Product shall be mutually agreed upon in advance in a written document executed by both parties and appended to this Agreement as Attachment A1, A2, and so forth.

        2.    Terms of Orders.    The terms and conditions of this Agreement shall be the exclusive contract terms between the parties with respect to the modification of Medical Products by SURMODICS for MICROVENA. In no event will a purchase order serve as an acceptable Attachment A to this Agreement. The terms of this Agreement govern and prevail over any inconsistencies between this Agreement and the terms of any purchase order or acceptance document of either party. SURMODICS objects to any terms set forth in MICROVENA's purchase orders which are different from or additional to the provisions of this Agreement and no such different or additional terms shall be binding upon SURMODICS unless the parties agree to the contrary in a written document separate from the purchase order and signed by a corporate officer of both parties.

        3.    Payment.

          a.    Payment.    MICROVENA shall pay SURMODICS for the modification of Medical Products within thirty (30) days after the date of SURMODICS' invoice. SURMODICS reserves the right to require payment in advance, by COD, by letter of credit or by any other means, upon notifying MICROVENA of the change in credit terms.

          b.    Price Exclusions.    The price to be charged MICROVENA does not include (i) any taxes, fees, duties, or governmental charges relating to the modification of Medical Products, or (ii) any amounts for shipping, delivery, or insurance, or (iii) royalties that are due under the Master License Agreement dated December 29, 1998, or the Attachment B2 dated May 28, 1999. MICROVENA shall be responsible for paying all such amounts.

        4.    Delivery and Inspection.

          a.    Delivery.    SURMODICS will package in bulk, not in final form for sale, the SurModics-Modified Medical Products for shipment in accordance with standard commercial practices. Such shipments shall be made to MICROVENA or a designated agent of MICROVENA. Risk of loss regarding such SurModics-Modified Medical Product shall pass to MICROVENA when delivered to a reputable carrier at SURMODICS' Bloomington, Minnesota or Eden Prairie, Minnesota locations.

          b.    Delivery Dates.    Any delivery dates requested by MICROVENA shall be considered estimates only, and SURMODICS shall not be in breach of this Agreement or incur any liability to MICROVENA or any other person if it fails to meet a delivery date, whether due to an event of force majeure or otherwise.

          c.    Inspection.    MICROVENA shall inspect all shipments of SurModics-Modified Medical Product upon arrival and shall notify SURMODICS in writing of any shortages or other failures to conform with this Agreement which are reasonably discoverable upon arrival.

        5.    Term and Termination.

          a.     This Agreement shall be effective on the last date of execution and shall continue until January 31, 2004 unless earlier terminated under any of the provisions of this Paragraph 5.

          b.     SURMODICS may terminate this Agreement, effective immediately upon written notice to MICROVENA upon termination or expiration of the license granted under the Master License Agreement.

          c.     Either party shall have the right to terminate this Agreement for any cause or no cause upon thirty (30) days prior written notice to the other party of such termination.

        6.    Indemnification and Disclaimers.

          a.     MICROVENA agrees to indemnify, hold harmless and release and forever discharge SURMODICS and each of its agents, officers, directors and employees from any and all claims, demands, damages, judgments, costs and expenses, including reasonable attorney's fees, that may be claimed, asserted or rendered against SURMODICS, or any or all of the above-mentioned persons or their successors, arising from the design, manufacture, use or sale of a Medical Product or the modification of a Medical Product by SURMODICS.

          b.     Inasmuch as SURMODICS has no control over the Medical Product or its manufacture, nor over the delivery, packaging, or use of a SurModics-Modified Medical Product, SURMODICS can make no representations concerning the SurModics-Modified Medical Product. SURMODICS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SURMODICS-MODIFIED MEDICAL PRODUCT, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, SAFETY, EFFICACY, NOR WARRANTIES ARISING FROM A COURSE OF DEALING OR ANY OTHER MATTER. NO EMPLOYEE OR REPRESENTATIVE OF SURMODICS SHALL HAVE ANY AUTHORITY TO BIND SURMODICS TO ANY WARRANTY OR REPRESENTATION EXCEPT AS EXPRESSLY STATED ABOVE. MICROVENA SHALL BE EXCLUSIVELY RESPONSIBLE FOR ANY WARRANTY OR REPRESENTATION WHICH IT MAKES TO ANY SUBSEQUENT TRANSFEREE.

          c.     SURMODICS SHALL HAVE NO LIABILITY TO MICROVENA OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY DESCRIPTION, WHETHER ARISING UNDER WARRANTY OR OTHER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE. THE PARTIES EXPRESSLY AGREE THAT THE LIMITATIONS TO SPECIAL, INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES SET FORTH HEREIN ARE AGREED ALLOCATIONS OF RISK AND SHALL SURVIVE THE DETERMINATION OF ANY COURT OF COMPETENT JURISDICTION THAT ANY REMEDY PROVIDED HEREIN FAILS OF ESSENTIAL PURPOSE. UNDER NO CIRCUMSTANCES SHALL SURMODICS' LIABILITY HEREUNDER FOR ANY CAUSE EXCEED THE MONEY RECEIVED BY IT FROM MICROVENA IN CONNECTION WITH THE MODIFICATION OF MEDICAL PRODUCTS BY SURMODICS.

        7.    Obligations of MICROVENA.

          a.     MICROVENA has sole responsibility for establishing the suitability of SurModics-Modified Medical Products for use in humans. MICROVENA shall establish specifications for SurModics-Modified Medical Products and implement procedures and protocols to ensure such specifications are met with respect to SurModics-Modified Medical Product.

          b.     MICROVENA will sterilize all SurModics-Modified Medical Products before use and shall subject such SurModics-Modified Medical Products to such quality control testing and performance testing before use as is commonly required for products of this type and as is required to ensure safety.

          c.     MICROVENA will at all times use, transport, and dispose of SurModics-Modified Medical Products in a manner that is in full compliance with all applicable laws and regulations, specifically including regulatory and export/import laws relating to products of this type.

          d.     MICROVENA will at all times have in place product liability insurance in a form reasonably sufficient to cover any foreseeable claim or claims arising out of the use, transport, or disposal of SurModics-Modified Medical Products and within thirty (30) days of execution of this Agreement, will provide SURMODICS with a certificate of insurance.

        8.    Quality Program.

          a.     SURMODICS will maintain quality systems, procedures, quality assurance checkpoints, quality records, and product certifications to ensure compliance with SURMODICS' quality systems.

          b.     For each coating run, SURMODICS will provide to MICROVENA (i) a certificate of conformance that states that the photoactivatable reagents used to produce the SurModics-Modified Medical Product meet the reagent criteria specified, and (ii) a coating application report.

          c.     Upon MICROVENA's written request, SURMODICS shall provide the applicable quality-batch-record forms associated with the SurModics-Modified Medical Product.

          d.     SURMODICS agrees to inform MICROVENA in the event that SURMODICS deviates from the coating procedures attached hereto as Exhibit 1.

        9.    General Provisions.

          a.    Nonassignment.    MICROVENA shall not transfer or assign, by operation of law or otherwise, any of its rights or obligations under this Agreement without SURMODICS' prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties thereto and their permitted successors and assigns.

          b.    Force Majeure.    No party to this Agreement shall be liable to any other party or be in breach of this Agreement due to any event of force majeure or other event beyond its reasonable control including, without limitation, strikes, shortages of or inability to secure labor, fuel, energy, materials or supplies at reasonable prices or from regular sources, transportation delays, riots, war, fire, and acts of God.

          c.    Entire Agreement.    This Agreement contains the entire agreement between the parties with respect to the modification of Medical Products by SURMODICS for MICROVENA, and supersedes any prior and contemporaneous written or oral agreement between the parties with respect to that specific subject matter, with the exception that the Mutual Confidential Disclosure Agreement and the Master License Agreement entered into between the parties shall continue in full force and effect.

          d.    Modification or Waiver.    No purported amendment, modification, or waiver of any provision of this Agreement shall be binding unless set forth in a separate written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed to be a waiver of any other term of this Agreement or of the same circumstance or event upon any recurrence thereof.

          e.    Jurisdiction, Venue, Laws.    This Agreement shall be governed by and interpreted and construed in accordance with the federal laws of the United States of America and the state laws of the State of Minnesota, USA, excluding (i) the conflicts of law provisions now or hereafter in force in the State of Minnesota, and (ii) the provisions of the United Nations Convention on Contracts for the International Sale of Goods dated April 11, 1980. The parties hereto hereby submit to exclusive jurisdiction and venue of the United States Federal Courts in the State of Minnesota, USA, in connection with any claims at law or equity brought by either party hereto.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate to each, this Agreement to be effective as of the last date of execution.

Accepted by: SurModics, Inc.	Accepted by: Microvena Corporation
/s/ James C. Powell Signature	/s/ Daniel O. Adams Signature
James C. Powell Printed Name	Daniel O. Adams Printed Name
President & Chief Operating Officer Title	Chief Manager R&D Title
February 21, 2002 Date	2/21/02 Date

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  Exhibit 10.44
SURMODICS-MODIFIED PRODUCT AGREEMENT